Exhibit 99

Media Relations	Consolidated Edison, Inc.
212 460 4111 (24 hours)	4 Irving Place
New York NY 10003
www.conEdison.com

FOR IMMEDIATE RELEASE	Contact: Joseph Petta
August 2, 2006	212-460-4111

CON EDISON, INC. REPORTS 2006 SECOND QUARTER EARNINGS

NEW YORK - Consolidated Edison, Inc. (Con Edison) [NYSE: ED] today reported 2006 second quarter earnings of $124 million or $0.50 a share, compared with earnings of $115 million or $0.47 cents a share for the second quarter of 2005.

“We are spending more than $1.8 billion this year to improve our energy delivery systems,” said Kevin Burke, Chairman, President and Chief Executive Officer. “These investments reflect our commitment to our customers and our determination to meet New York’s growing demand for energy,” he said.

The company’s net income for common stock for the first six months of 2006 was $305 million or $1.24 a share compared with $297 million or $1.22 a share for the first six months of 2005.

During a July 2006 heat wave, electric service to a number of customers in Con Edison of New York’s Long Island City distribution network in Queens, New York was interrupted. The company now expects its earnings for the year 2006 to be in the range of $2.75 to $3.00 per share. The company’s previous forecast of 2006 earnings was in the range of $2.90 to $3.10 per share.

The Companies’ results of operations for the three and six months ended June 30, 2006, as compared with the 2005 periods, reflect growth in weather-adjusted sales, milder winter and spring weather, the Companies’ rate plans (including the electric rate plan that took effect in April 2005) and, for Con Edison, the results of the competitive energy businesses’ including net mark-to-market losses. The following table presents the effect on earnings per share and net income for the second quarter and first six months of 2006, as compared to the 2005 periods, resulting from these and other major factors:

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CON EDISON, INC. REPORTS 2006 SECOND QUARTER EARNINGS	Page 2

	Second Quarter Variation		Six Months Ended Variation
	Earnings per Share	Net Income (Millions of Dollars)	Earnings per Share	Net Income (Millions of Dollars)
Con Edison of New York
Sales growth (estimated)	$0.03	$7	$0.06	$14
Impact of weather in 2006 versus 2005 (estimated)	(0.04)	(10)	(0.12)	(29)
Electric rate plan (estimated)	0.11	29	0.42	102
Gas rate plan (estimated)	0.02	4	0.05	11
Steam rate plan (estimated)	0.02	4	0.05	13
Higher operations and maintenance expense	(0.05)	(13)	(0.09)	(21)
Stock-based compensation expense	—	(1)	(0.02)	(6)
Higher depreciation and property taxes	(0.06)	(14)	(0.17)	(41)
Higher interest charges	(0.04)	(10)	(0.06)	(15)
Other (includes effect of dilution on earnings per share)	(0.02)	(1)	(0.03)	(1)

Total Con Edison of New York	(0.03)	(5)	0.09	27
Orange and Rockland Utilities	—	(2)	(0.03)	(7)
Competitive energy businesses
Earnings excluding mark-to-market losses (net)	0.08	20	0.13	31
Mark-to-market losses (net)	(0.02)	(5)	(0.14)	(34)
Other, including parent company expenses	—	—	(0.04)	(11)
Discontinued operations	—	1	0.01	2

Total variation	$0.03	$9	$0.02	$8

The earnings per share variations shown above reflect the dilutive effect of a higher weighted average number of common shares outstanding in the 2006 three-month and six-month periods (246 million shares in each period) than in the 2005 three-month and six-month periods (243 million shares in each period).

For the three months ended June 30, 2006, amounts of electricity and steam delivered by Con Edison of New York, after adjusting for variations in weather and billing days in the period, increased by 2.0 percent and 0.3 percent compared with the 2005 period, respectively. Gas deliveries, after adjusting for variations in weather and billing days in the period, decreased 2.2 percent compared with the prior period.

For the first six months of 2006, amounts of electricity delivered by Con Edison of New York, after adjusting for variations in weather and billing days in the period, increased 1.3 percent. Gas and steam deliveries, after adjusting for variations in weather and billing days in the period, decreased 0.4 percent and 1.0 percent, respectively, as compared with the 2005 period.

Refer to the attachments to this press release for the consolidated balance sheets at June 30, 2006 and December 31, 2005 and the consolidated income statements for the three and six months ended June 30, 2006 and 2005. For additional information related to utility sales and revenues go to the Con Edison Web site at www.conedison.com, select “Investor Information” and then select “Financial Reports.”

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CON EDISON, INC. REPORTS 2006 SECOND QUARTER EARNINGS	Page 3

This press release contains forward-looking statements that reflect expectations and not facts. Actual results may differ materially from those expectations because of factors such as those identified in reports the company has filed with the Securities and Exchange Commission.

Consolidated Edison, Inc. is one of the nation’s largest investor-owned energy companies, with approximately $12 billion in annual revenues and $25 billion in assets. The company provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc., a regulated utility providing electric, gas, and steam service in New York City and Westchester County, New York; Orange and Rockland Utilities, Inc., a regulated utility serving customers in a 1,350 square mile area in southeastern New York state and adjacent sections of northern New Jersey and northeastern Pennsylvania; Consolidated Edison Solutions, Inc., a retail energy supply and services company; Consolidated Edison Energy, Inc., a wholesale energy supply company; and Consolidated Edison Development, Inc., a company that owns and operates generating plants and participates in other infrastructure projects.

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Consolidated Edison, Inc.

CONSOLIDATED BALANCE SHEET

(Unaudited)

	June 30, 2006	December 31, 2005
	(Millions of Dollars)
ASSETS
UTILITY PLANT, AT ORIGINAL COST
Electric	$14,088	$13,586
Gas	3,133	3,044
Steam	1,662	1,624
General	1,585	1,541

TOTAL	20,468	19,795
Less: Accumulated depreciation	4,513	4,355

Net	15,955	15,440
Construction work in progress	915	771

NET UTILITY PLANT	16,870	16,211

NON-UTILITY PLANT
Unregulated generating assets, less accumulated depreciation of $115 and $102 in 2006 and 2005, respectively	797	810
Non-utility property, less accumulated depreciation of $34 and $31 in 2006 and 2005, respectively	35	38
Non-utility property held for sale	—	52
Construction work in progress	1	1

NET PLANT	17,703	17,112

CURRENT ASSETS
Cash and temporary cash investments	63	81
Restricted cash	18	15
Accounts receivable - customers, less allowance for uncollectible accounts of $40 and $39 in 2006 and 2005, respectively	678	1,025
Accrued unbilled revenue	111	116
Other receivables, less allowance for uncollectible accounts of $5 and $6 in 2006 and 2005, respectively	388	350
Fuel oil, at average cost	60	47
Gas in storage, at average cost	205	248
Materials and supplies, at average cost	138	130
Prepayments	148	434
Fair value of derivative assets	107	331
Recoverable energy costs	200	221
Current assets held for sale	—	8
Deferred derivative losses	77	9
Other current assets	217	147

TOTAL CURRENT ASSETS	2,410	3,162

INVESTMENTS	269	265

DEFERRED CHARGES, REGULATORY ASSETS AND NONCURRENT ASSETS
Goodwill	406	406
Intangible assets, less accumulated amortization of $29 and $24 in 2006 and 2005, respectively	85	90
Prepaid pension costs	1,437	1,474
Regulatory assets	2,066	2,017
Other deferred charges and noncurrent assets	278	324

TOTAL DEFERRED CHARGES, REGULATORY ASSETS AND NONCURRENT ASSETS	4,272	4,311

TOTAL ASSETS	$24,654	$24,850

The accompanying notes are an integral part of these financial statements.

Consolidated Edison, Inc.

CONSOLIDATED BALANCE SHEET

(Unaudited)

	June 30, 2006	December 31, 2005
	(Millions of Dollars)
CAPITALIZATION AND LIABILITIES
CAPITALIZATION
Common shareholders’ equity (See Statement of Common Shareholders’ Equity)	$7,375	$7,310
Preferred stock of subsidiary	213	213
Long-term debt	8,063	7,398

TOTAL CAPITALIZATION	15,651	14,921

MINORITY INTERESTS	42	42

NONCURRENT LIABILITIES
Obligations under capital leases	28	30
Provision for injuries and damages	166	167
Pensions and retiree benefits	284	223
Superfund and other environmental costs	264	238
Asset retirement obligations	97	94
Noncurrent liabilities held for sale	—	9
Other noncurrent liabilities	104	64

TOTAL NONCURRENT LIABILITIES	943	825

CURRENT LIABILITIES
Long-term debt due within one year	44	22
Notes payable	352	755
Accounts payable	963	1,236
Customer deposits	224	229
Accrued taxes	31	94
Accrued interest	125	102
Accrued wages	85	77
Fair value of derivative liabilities	260	133
Deferred derivative gains	14	224
Deferred income taxes - recoverable energy costs	82	90
Current liabilities held for sale	—	12
Other current liabilities	258	349

TOTAL CURRENT LIABILITIES	2,438	3,323

DEFERRED CREDITS AND REGULATORY LIABILITIES
Deferred income taxes and investment tax credits	3,726	3,644
Regulatory liabilities	1,831	2,062
Other deferred credits	23	33

TOTAL DEFERRED CREDITS AND REGULATORY LIABILITIES	5,580	5,739

TOTAL CAPITALIZATION AND LIABILITIES	$24,654	$24,850

The accompanying notes are an integral part of these financial statements.

Consolidated Edison, Inc.

CONSOLIDATED INCOME STATEMENT

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2006	2005	2006	2005
	(Millions of Dollars/Except Share Data)
OPERATING REVENUES
Electric	$1,666	$1,640	$3,425	$3,144
Gas	349	354	1,192	1,082
Steam	106	96	381	363
Non-utility	434	305	874	597

TOTAL OPERATING REVENUES	2,555	2,395	5,872	5,186

OPERATING EXPENSES
Purchased power	1,019	958	2,203	1,888
Fuel	145	139	400	331
Gas purchased for resale	189	201	745	653
Other operations and maintenance	437	405	877	819
Depreciation and amortization	153	146	305	287
Taxes, other than income taxes	299	281	617	551
Income taxes	65	39	169	149

TOTAL OPERATING EXPENSES	2,307	2,169	5,316	4,678

OPERATING INCOME	248	226	556	508

OTHER INCOME (DEDUCTIONS)
Investment and other income	8	11	20	17
Allowance for equity funds used during construction	1	—	2	8
Preferred stock dividend requirements of subsidiary	(3)	(3)	(6)	(6)
Other deductions	(4)	(4)	(9)	(10)
Income taxes	6	2	(2)	6

TOTAL OTHER INCOME (DEDUCTIONS)	8	6	5	15

INTEREST EXPENSE
Interest on long-term debt	119	113	232	219
Other interest	12	1	25	10
Allowance for borrowed funds used during construction	(1)	—	(2)	(6)

NET INTEREST EXPENSE	130	114	255	223

INCOME FROM CONTINUING OPERATIONS	126	118	306	300
INCOME FROM DISCONTINUED OPERATIONS (NET OF INCOME TAXES)	(2)	(3)	(1)	(3)

NET INCOME	$124	$115	$305	$297

EARNINGS PER COMMON SHARE - BASIC
Continuing operations	$0.51	$0.48	$1.24	$1.23
Discontinued operations	(0.01)	(0.01)	—	(0.01)

Net income	$0.50	$0.47	$1.24	$1.22

EARNINGS PER COMMON SHARE - DILUTED
Continuing operations	$0.51	$0.48	$1.24	$1.23
Discontinued operations	(0.01)	(0.01)	—	(0.01)

Net income	$0.50	$0.47	$1.24	$1.22

DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.575	$0.570	$1.150	$1.140

AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC (IN MILLIONS)	245.9	243.4	245.7	243.1

AVERAGE NUMBER OF SHARES OUTSTANDING - DILUTED (IN MILLIONS)	246.7	244.2	246.7	243.8

The accompanying notes are an integral part of these financial statements.